EXHIBIT 4.49
                                                                    ------------



                            FOURTH AMENDING AGREEMENT
                            -------------------------

THIS AGREEMENT is made as of November 4, 2003

BETWEEN:

         NEXEN INC., a corporation subsisting under the laws of Canada, (hereinafter referred to as the "Borrower"),

                                                              OF THE FIRST PART,

                                     - and -

         THE FINANCIAL INSTITUTIONS SET FORTH ON THE SIGNATURE PAGES HEREOF UNDER THE HEADING "LENDERS:" (hereinafter sometimes collectively referred to as the "Lenders" and sometimes individually referred to as a "Lender"),

                                                             OF THE SECOND PART,

                                     - and -

         THE TORONTO-DOMINION BANK, a Canadian chartered bank, as agent of the Lenders (hereinafter referred to as the "Agent"),

                                                              OF THE THIRD PART.

                  WHEREAS the parties hereto entered into the Restated Credit Agreement;

                  AND WHEREAS the parties hereto have agreed to amend and supplement certain provisions of the Restated Credit Agreement as hereinafter set forth;

                  NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

1.       INTERPRETATION

1.1 In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:

"AGREEMENT" means this agreement, as amended, modified, supplemented or restated from time to time.

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"RESTATED CREDIT AGREEMENT" means the restated credit agreement made as of April
14, 1997 and amended and restated as of October 16, 2000 between the Borrower, as borrower, the Lenders and the Agent, as amended to the date hereof.

1.2 Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Restated Credit Agreement.

1.3 The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto.

1.4 Schedule A attached to this Agreement is incorporated by reference and shall be deemed to be a part hereof.

1.5 This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

2.       AMENDMENT TO DEFINITION OF CAPITAL SECURITIES

2.1 Section 1.1 of the Restated Credit Agreement is hereby amended by deleting the existing definition of "Capital Securities" in its entirety and substituting therefor the definition of "Capital Securities" set forth in Schedule A attached hereto.

3.       REPRESENTATIONS AND WARRANTIES

3.1 The Borrower hereby represents and warrants as follows to each Lender and the Agent and acknowledges and confirms that each Lender and the Agent is relying upon such representations and warranties:

         (a)      CAPACITY, POWER AND AUTHORITY

                  (i) It is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation or creation and has all the requisite corporate capacity, power and authority to carry on its business as presently conducted and to own its property; and

                  (ii) It has the requisite corporate capacity, power and authority to execute and deliver this Agreement.

         (b)      AUTHORIZATION; ENFORCEABILITY

                  It has taken or caused to be taken all necessary action to authorize, and has duly executed and delivered, this Agreement, and this Agreement is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, winding up, insolvency, moratorium or other laws of general application affecting the enforcement of

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                                        3


                  creditors' rights generally and to the equitable and statutory powers of the courts having jurisdiction with respect thereto.

3.2 The representations and warranties set out in this Agreement shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by the Agent, the Lenders or Lenders' Counsel. Such representations and warranties shall survive until the Restated Credit Agreement has been terminated.

4.       CONFIRMATION OF RESTATED CREDIT AGREEMENT AND OTHER DOCUMENTS

         The Restated Credit Agreement and the other Documents and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect and the Restated Credit Agreement, as amended and supplemented by this Agreement, and each of the other Documents is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect, in the case of the Restated Credit Agreement as herein amended and supplemented, with such amendments and supplements being effective as of the date hereof.

5.       FURTHER ASSURANCES

         The parties hereto shall from time to time do all such further acts and things and execute and deliver all such documents as are required in order to effect the full intent of and fully perform and carry out the terms of this Agreement.

6.       COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement may be executed and delivered by facsimile, which when so executed and delivered shall constitute a binding agreement of the parties hereto.


         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

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                                        4


                  IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.


                                    NEXEN INC.

                                    By: /s/ Una Power
                                        ---------------------------------------
                                        Name:   Una Power
                                        Title:  Treasurer

                                    By: /s/ Rick C. Beingessner
                                        ---------------------------------------
                                        Name:   Rick C. Beingessner
                                        Title:  Assistant Secretary


                                    LENDERS:
                                    --------

                                    THE TORONTO-DOMINION BANK

                                    By: /s/ N.D. Birbeck
                                        ---------------------------------------
                                        Name:   N.D. Birbeck
                                        Title:  Managing Director

                                    By: /s/ Kevin Kynoch
                                        ---------------------------------------
                                        Name:   Kevin Kynoch
                                        Title:  Associate - Corporate Credit


                                    EXPORT DEVELOPMENT CANADA

                                    By: /s/ Dan O'Blenis
                                        ---------------------------------------
                                        Name:   Dan O'Blenis
                                        Title:  Loan Asset Manager

                                    By: /s/ Vito di Turi CA
                                        ---------------------------------------
                                        Name:   Vito di Turi CA
                                        Title:  Asset Management


                                    CANADIAN IMPERIAL BANK OF COMMERCE

                                    By: /s/ Chris A. Perks
                                        ---------------------------------------
                                        Name:   Chris A. Perks
                                        Title:  Executive Director

                                    By: /s/ David J. Swain
                                        ---------------------------------------
                                        Name:   David J. Swain
                                        Title:  Managing Director

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                                        5


                                    DEUTSCHE BANK AG, CANADA BRANCH

                                    By: /s/ Robert A. Johnston
                                        ---------------------------------------
                                        Name:   Robert A. Johnston
                                        Title:  Vice President

                                    By: /s/ Rod O'Hara
                                        ---------------------------------------
                                        Name:   Rod O'Hara
                                        Title:  Director


                                    ROYAL BANK OF CANADA

                                    By: /s/ David Foltz
                                        ---------------------------------------
                                        Name:   David Foltz
                                        Title:  Senior Manager

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                    BANK OF AMERICA, N.A., CANADA BRANCH

                                    By: /s/ Nelson Lam
                                        ---------------------------------------
                                        Name:   Nelson Lam
                                        Title:  Vice President

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                    CITIBANK, N.A., CANADIAN BRANCH

                                    By: /s/ Jim Campbell
                                        ---------------------------------------
                                        Name:   Jim Campbell
                                        Title:  Director of Corporate Finance

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:

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                                        6


                                    BNP PARIBAS (CANADA)

                                    By: /s/ Jean-Philippe Cadot
                                        ---------------------------------------
                                        Name:   Jean-Philippe Cadot
                                        Title:  Vice President
                                                Energy & Project Finance

                                    By: /s/ Michael Gosselin
                                        ---------------------------------------
                                        Name:   Michael Gosselin
                                        Title:  Director


                                    HSBC BANK CANADA

                                    By: /s/ Nigel Richardson
                                        ---------------------------------------
                                        Name:   Nigel Richardson
                                        Title:  Head of Corporate &
                                                Institutional Banking
                                                Western Region

                                    By: /s/ Greg Gannett
                                        ---------------------------------------
                                        Name:   Greg Gannett
                                        Title:  Sr. Manager


                                    BANK OF TOKYO-MITSUBISHI (CANADA)

                                    By: /s/ T. Kodama
                                        ---------------------------------------
                                        Name:   T. Kodama
                                        Title:  Executive Vice President &
                                                General Manager

                                    By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                    THE BANK OF NOVA SCOTIA

                                    By: /s/ Dan W. Lindquist
                                        ---------------------------------------
                                        Name:   Dan W. Lindquist
                                        Title:  Director

                                    By: /s/ Andrew Kellock
                                        ---------------------------------------
                                        Name:   Andrew Kellock
                                        Title:  Associate

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                                        7


                                    AGENT:
                                    ------

                                    THE TORONTO-DOMINION BANK, in
                                    its capacity as Agent

                                    By: /s/ Michael A. Freeman
                                        ---------------------------------------
                                        Name:   Michael A. Freeman
                                        Title:  VP Loan Syndications - Agency


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                                   SCHEDULE A
                        TO THE FOURTH AMENDING AGREEMENT

"CAPITAL SECURITIES" means securities, including debt securities, issued by the Borrower which at all times have the following characteristics:

         (a) an initial final maturity extending beyond the last Maturity Date applicable to any Lender or Lenders;

         (b) no scheduled payments of principal thereunder prior to the last Maturity Date applicable to any Lender or Lenders;

         (c) a Default, Event of Default, acceleration of the payment of the Obligations or enforcement of the rights and remedies of the Lenders under the Documents or a default, event of default, acceleration or similar circumstance under any other Senior Debt shall not (i) cause a default or event of default (with the passage of time or otherwise) under such securities or the indenture governing the same, or (ii) cause or permit the obligations thereunder to be due and payable prior to the stated maturity thereof;

         (d) payments of principal due and payable thereunder can be satisfied by delivering common shares in the capital of the Borrower in accordance with the indenture governing such securities;

         (e) all amounts payable in respect to such securities are subordinate and junior in right of payment to the prior payment in full of all Obligations and any other Senior Debt upon a payment default on any Senior Debt in respect of which any applicable grace period has ended and such default has not been cured or waived or ceased to exist or the acceleration of any Senior Debt which has not been rescinded; and

         (f) such securities shall not be entitled to any distribution upon the distribution of assets of the Borrower to creditors for any reason (except in connection with any proceeding permitted under Section 9.2(d)), including dissolution, bankruptcy or any such similar proceedings, until all Obligations and all other Senior Debt have been paid in full;

provided that, for certainty, Capital Securities shall include the Borrower's 9.75% Junior Subordinated Debentures due October 30, 2047 issued pursuant to an Indenture dated as of October 30, 1998 between the Borrower and IBJ Schroder Bank & Trust Company, the Borrower's 9.375% Junior Subordinated Debentures due March 31, 2048 issued pursuant to an Indenture dated as of February 9, 1999 between the Borrower and IBJ Whitehall Bank and Trust Company and the Borrower's 7.35% Subordinated Notes due November 1, 2043 issued pursuant to a Subordinated Debt Indenture dated as of November 4, 2003 between the Borrower and Deutsche Bank Trust Company Americas, provided that such Debentures and Notes at all times have all of the characteristics described in subparagraphs (a) to (f), inclusive, above of this definition.